Filed pursuant to Rule 424(b)(5)
Registration No. 333-299198

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 29, 2026)

Up to $225,000,000

Chesapeake Utilities Corporation

Common Stock

We have entered into an equity distribution agreement, dated as of September 30, 2026 (the “Distribution Agreement”), with Barclays Capital Inc., Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as managers (each a “Manager” and, together, the “Managers”), Barclays Bank PLC, Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank, as forward purchasers (in such capacity, each a “Forward Purchaser” and, together, the “Forward Purchasers”), and Barclays Capital Inc., Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as affiliated forward sellers (in such capacity, each a “Forward Seller” and, together, the “Forward Sellers”), relating to shares of our common stock, par value $0.4867 per share (our “Common Stock”), offered under this prospectus supplement and the accompanying prospectus having an aggregate offering price of up to $225,000,000.

In accordance with the terms of the Distribution Agreement, we may offer and sell shares of our Common Stock at any time and from time to time through the Managers or pursuant to forward sale agreements. Sales of shares of our Common Stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of the sale. In addition, shares of our Common Stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the Managers or the Forward Sellers agree to in writing. Under the terms of the Distribution Agreement, we also may sell shares of our Common Stock to each of the Managers, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares of our Common Stock to any Manager, acting as principal, we will enter into a separate terms agreement with the Manager setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement. Each Manager will receive from us a commission of up to 2% of the gross sales price per share for any shares of our Common Stock sold through it as our agent under the Distribution Agreement.

The Distribution Agreement provides that, in addition to the issuance and sales of shares of our Common Stock by us through the Managers, we may also enter into one or more forward sale agreements under master forward confirmations and the related supplemental confirmations between us and each of the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will use commercially reasonable efforts to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our Common Stock equal to the number of shares of our Common Stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of our Common Stock sold through the Managers or the Forward Sellers under the Distribution Agreement and under any forward sale agreement have an aggregate sales price in excess of $225,000,000.

In connection with any forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed upon rate of up to 2% of the volume-weighted average of the sales prices of all borrowed shares of our Common Stock sold during the applicable forward hedge selling period by it as Forward Seller.

The net proceeds we receive from the sales of shares of our Common Stock in this offering from the Managers will be the gross proceeds received from such sales less the commissions and less any other costs we may incur in issuing or selling shares of our Common Stock. Subject to the terms and conditions of the Distribution Agreement, each of the Managers and the Forward Sellers will use commercially reasonable efforts to sell any shares of our Common Stock to be offered by us under the Distribution Agreement. See “Plan of Distribution (Conflicts of Interest).” We will not initially receive any proceeds from the sale of borrowed shares of our Common Stock by any Forward Seller. We expect to physically settle each particular forward sale agreement (by delivery of shares of our Common Stock) with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our Common Stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our Common Stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution (Conflicts of Interest).”

Our Common Stock is listed on the NYSE under the symbol “CPK.” The last reported sale price of our Common Stock on the NYSE on September 29, 2026 was $128.15 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Barclays	Citizens Capital Markets	Ladenburg Thalmann

Morgan Stanley	RBC Capital Markets	TD Securities

The date of this prospectus supplement is September 30, 2026.

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3 (File No. 333-299198) that we filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2026 as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Pursuant to this shelf registration process, we may sell shares of our Common Stock under the prospectus included in the registration statement from time to time at prices and on terms to be determined by market conditions at the time of the offering described in this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also enhances and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided, that, if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Before investing in our Common Stock, you should read in their entirety this prospectus supplement, the accompanying prospectus, and any free writing prospectus, including the information under the caption “Where You Can Find More Information,” as well as the documents incorporated by reference. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed with the SEC, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement.

We have not, and the Managers, the Forward Sellers and the Forward Purchasers (and their affiliates) have not, authorized anyone to provide you with information other than the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Managers, the Forward Sellers and the Forward Purchasers (and their affiliates) are not, making an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our Common Stock. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement or the accompanying prospectus to “we,” “us,” “our,” the “Company,” the “Registrant” or “Chesapeake Utilities” mean Chesapeake Utilities Corporation and its subsidiaries. When we refer to “you” or “your” in this prospectus supplement, we mean a prospective investor in our Common Stock. Unless expressly incorporated by reference, information contained on or made available through our website is not a part of this prospectus supplement or the accompanying prospectus. Capitalized terms used but not defined in this prospectus supplement shall have the meanings ascribed to them in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and this offering of our Common Stock, we encourage you to read in their entirety this prospectus supplement, including the information under the caption “Where You Can Find More Information,” and the accompanying prospectus, as well as the documents incorporated by reference. You should also read “Risk Factors” beginning on page S-5 of this prospectus supplement and the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus supplement, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, for more information about important risks that you should consider before making a decision to purchase any shares of our Common Stock in this offering.

Our Business

Chesapeake Utilities Corporation is a Delaware corporation formed in 1947 with operations primarily in Florida, the Mid-Atlantic region, North Carolina, South Carolina and Ohio. We are an energy delivery company engaged in the distribution of natural gas, electricity and propane, the transmission of natural gas, the generation of electricity and steam, and in providing mobile compressed natural gas and other energy-related services to our customers.

Our growth strategy focuses on three pillars: (i) prudent capital deployment; (ii) strategic regulatory management; and (iii) continual business transformation. Our first pillar, prudent capital deployment, is driven by numerous growth opportunities, including the continued investment and expansion of the Company’s regulated operations (both midstream and downstream) that provide a stable base of earnings, as well as investments in other related non-regulated businesses and services, including sustainable investments, such as renewable natural gas related investments. Our second pillar, strategic regulatory management, ensures that we are able to engage in cost-effective system improvements that meet growing customer demand for safe, reliable and affordable energy. Lastly, our third pillar, continual business transformation, remains key to our future success as we continue to build and refine systems and processes to support us through our ongoing growth transformation and for years to come. Growing demand for energy delivery is the force that drives and guides our capital deployment, regulatory strategy and business transformation efforts. Serving this demand has been a driver of our long-standing track record and will be the basis for our ability to achieve our future earnings growth and investment targets.

Corporate Information

Our principal executive office is located at 500 Energy Lane, Suite 400, Dover, Delaware 19901, and our telephone number is (302) 734-6799.

Our website address is www.chpk.com. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The Offering

Common Stock Offered By Us	Shares of our Common Stock having an aggregate offering price of up to $225,000,000.

Risk Factors	Investing in our Common Stock involves risks. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-5 of this prospectus supplement, and all other information set forth in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein, before deciding to invest in our Common Stock.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the Managers’ commissions and fees and related offering expenses payable by us, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt or borrowings under our revolving credit facility, financing acquisitions, investing in subsidiaries and general working capital purposes.

We will not initially receive any proceeds from the sale of borrowed shares of our Common Stock by a Forward Seller in connection with any forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes provided in the immediately preceding paragraph. See “Use of Proceeds.”

Accounting Treatment for Any Forward Sale Agreement

Before settlement of a particular forward sale agreement, we expect that the shares of our Common Stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our Common Stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our Common Stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our Common Stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share and other reported per share measures, except during periods when the average market price of our Common Stock is above the applicable forward sale price, which is subject to increase or decrease based on a specified daily rate, less a spread to be mutually agreed upon by us and the applicable Forward Purchaser, and subject to increase or decrease by amounts related to expected dividends, if any, on our Common Stock during the term of the particular forward sale agreement. If we decide, however, to (as we expect) physically settle or to net share settle a particular forward sale agreement, delivery of our Common Stock to the applicable Forward Purchaser on any such physical settlement or net share settlement date would result in dilution to our earnings per share and other reported per share measures. See “Risk Factors – Additional Risks Related to this Offering – The issuance of shares of our Common Stock under the Distribution Agreement and any forward sale agreement may be dilutive and there may be future dilution of shares of our Common Stock.”

NYSE Symbol	“CPK”

Conflicts of Interest	The Forward Purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our Common Stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, the net proceeds from the sales of shares of our Common Stock in this offering may be used to repay borrowings under our revolving credit facility. Because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are expected to receive part of the net proceeds from the sales of shares of our Common Stock in connection with any forward sale agreement, and because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are lenders under our revolving credit facility and therefore may receive part of the net proceeds of this offering in the event any of the net proceeds is used to repay any such borrowings, any such Manager, Forward Seller or Forward Purchaser would be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”) to the extent such Manager, Forward Seller or Forward Purchaser or any of its affiliates receives at least 5% of the net proceeds of this offering. Any Manager, Forward Seller or Forward Purchaser deemed to have a conflict of interest would be required to conduct the distribution of shares of our Common Stock in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such Manager, Forward Seller or Forward Purchaser would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of our Common Stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121). See “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest) – Conflicts of Interest.”

RISK FACTORS

An investment in our Common Stock involves risks. You should read carefully the risks and uncertainties described below and the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus supplement, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, in addition to the other information set forth or incorporated by reference in this prospectus supplement, before making an investment decision. Also, the risks described in this “Risk Factors” section, and under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

Additional Risks Related to this Offering

The market price of our Common Stock may fluctuate significantly, which could negatively affect our stockholders and us.

The market price of our Common Stock may fluctuate from time to time as a result of many factors, including but not limited to:

•	Investors’ perceptions of our prospects and the prospects of the energy and commodities markets;

•	Investors’ perceptions of us or the industry’s risk and return characteristics relative to other investment alternatives;

•	The difference between our actual financial and operating results, our earnings and capital guidance and those expected by investors and analysts;

•	Changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies, or the industry generally, and our ability to meet those estimates;

•	Actual or anticipated fluctuations in quarterly financial and operating results;

•	General economic, financial and market conditions, including volatility in the equity securities market;

•	Sales, or anticipated sales, of large blocks of our Common Stock; and

•	Impacts from regulatory changes, including changes resulting from environmental, climate change, electrification or decarbonization legislation and regulatory initiatives.

We cannot predict the effect that issuances or sales of our Common Stock, including pursuant to this offering, may have on the market price of our Common Stock. The issuance and sale of substantial amounts of our Common Stock, including issuances or sales pursuant to this offering, could adversely affect the market price of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and otherwise included or incorporated by reference in this prospectus supplement, including those disclosed under the sections captioned “Risk Factors” in our reports filed with the SEC referred to above.

We have broad discretion in the use of the net proceeds we receive from this offering, and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may use the net proceeds in a manner that does not increase the value of your investment. Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will need to rely upon the judgment of our management with respect to the use of the net proceeds, potentially with only limited information concerning our specific intentions. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline.

We plan to sell shares of our Common Stock in “at-the-market offerings” and investors who buy shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will usually pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and number of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock.

Future sales of shares of our Common Stock or our preferred stock could adversely affect the market price of our Common Stock.

Future sales of substantial amounts of our Common Stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our Common Stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new shares of our Common Stock at a time and price that we deem appropriate. We may also raise capital by issuing preferred stock that has dividend, voting, liquidation or other rights and preferences that are senior to our Common Stock. The preferred stock may also be convertible into shares of our Common Stock, which may dilute the value of our Common Stock. Our board of directors has the authority to issue preferred stock without seeking stockholder approval. See “Description of Capital Stock” in the accompanying prospectus.

We may be unable to continue paying a regular dividend and the failure to do so could adversely affect the market price of our Common Stock.

Our ability to continue paying regular dividends is based on many factors, including the success of our operations, the level of demand for our services, the rates we can charge our customers, environmental and other regulations, and our liquidity needs, which may vary substantially from our estimates. Many of these factors are beyond our control and a change in any of these factors could affect our ability to pay or maintain payment of dividends to stockholders. In addition, terms of our debt agreements may limit our ability to pay dividends to stockholders. Any additional debt we incur may contain similar restrictions, and the resulting increase in our level of indebtedness may limit our ability to pay dividends under our existing debt agreements. Our failure to continue paying regular dividends could adversely affect the market price of our Common Stock.

The issuance of shares of our Common Stock under the Distribution Agreement and any forward sale agreement may be dilutive and there may be future dilution of shares of our Common Stock.

The issuance of shares of our Common Stock in this offering, as well as any shares issued by us in connection with a physical or net share settlement in respect of a forward sale agreement, the receipt of the expected net proceeds and the use of those proceeds, may have a dilutive effect on our expected net income available to common stockholders per share and funds from operations per share. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional securities in the future, including shares of our Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our Common Stock or any substantially similar securities. The market price of our Common Stock could decline as a result of issuances or sales of a large number of shares of our Common Stock in the market after this offering or the perception that such issuances or sales could occur. Additionally, future issuances or sales of a large number of shares of our Common Stock may be at prices below the offering price of shares of our Common Stock offered by this prospectus supplement and may adversely impact the market price of our Common Stock.

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share, return on equity and dividends per share or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the relevant Forward Purchaser under each forward sale agreement will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to physically settle on a date specified by such Forward Purchaser if:

•

in such Forward Purchaser’s good faith, commercially reasonable judgment, it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our Common Stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•

we declare any dividend, issue or distribution on shares of our Common Stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend) during the relevant periods, (b) payable in securities of another company that we acquire or own (directly or indirectly) in connection with a spin-off or similar transaction or (c) of any other type of securities (other than shares of our Common Stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds with respect to our Common Stock applicable to such Forward Purchaser and its affiliates are exceeded;

•

an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers) as well as certain events involving our nationalization or bankruptcy or the occurrence of a delisting of shares of our Common Stock or a change in law under such forward sale agreement or a market disruption event during a specified period that continues for at least eight scheduled trading days; or

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Common Stock under the physical settlement provisions of the applicable forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We intend to physically settle each forward sale agreement by delivery of shares of our Common Stock. However, we may elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our Common Stock upon physical settlement (or, if we elect net share settlement of a particular forward sale agreement, upon such settlement to the extent we are obligated to deliver shares of our Common Stock) will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our Common Stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our Common Stock in secondary market transactions over an unwind period to:

•

return shares of our Common Stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our Common Stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our Common Stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our Common Stock in connection with a Forward Purchaser or its affiliate unwinding such Forward Purchaser’s hedge positions could cause the price of our Common Stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our Common Stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our Common Stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread and will be decreased based on amounts related to expected dividends on our Common Stock during the term of the applicable forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our Common Stock during the applicable unwind period under a particular forward sale agreement is above the average forward sale price for such period, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our Common Stock during the applicable unwind period under that particular forward sale agreement is below the average forward sale price for such period, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. See “Plan of Distribution (Conflicts of Interest)” for information on the forward sale agreements.

Resales of our newly issued shares of our Common Stock in the public market may cause the market price of our Common Stock to fall.

We may issue shares of our Common Stock having an aggregate offering price of up to $225,000,000 from time to time in connection with this offering and we may issue shares of our Common Stock in connection with a physical or net share settlement in respect of a forward sale agreement. This issuance from time to time of these new shares of our Common Stock, or our ability to issue shares of our Common Stock in this offering, could result in resales of shares of our Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price of our Common Stock.

All of our debt obligations have priority over shares of our Common Stock, which would subordinate your rights to payment as a holder of our Common Stock in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of the Company, shares of our Common Stock would rank below all debt claims. As a result, holders of shares of our Common Stock would not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of Chesapeake Utilities until after all obligations to our debt holders have been satisfied.

In case of an insolvency filing, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our Common Stock thereunder.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment of bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our Common Stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our Common Stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our Common Stock with respect to which any forward sale agreement has not been settled at the time of any such insolvency filing, we would not receive the relevant forward sale price per share in respect of those shares of our Common Stock.

The Managers or their affiliates may receive benefits from sales under a forward sale agreement.

If we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to sell shares of our Common Stock borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our Common Stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our Common Stock made in connection with any forward sale agreement.

These transactions create potential conflicts of interest because these Managers and Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which this offering is completed.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. One can typically identify forward-looking statements by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “future,” “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent our intentions, plans, expectations, assumptions and beliefs about future financial performance, business strategy, projected plans and objectives of the Company. Forward-looking statements speak only as of the date they are made or as of the date indicated and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. These statements are subject to many risks and uncertainties. You should read “Risk Factors” beginning on page S-5 of this prospectus supplement and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus supplement, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, for more information about important risks that you should consider before making a decision to purchase any shares of our Common Stock in this offering. In addition to such risk factors, the following important factors, among others, could cause actual future results to differ materially from those expressed in the forward-looking statements:

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state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and the degree to which competition enters the electric and natural gas industries;

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the outcomes of regulatory, environmental and legal matters, including whether pending matters are resolved within current estimates and within expected timeframes, and whether the related costs are adequately covered by insurance or recoverable in rates;

•	the impact of climate change, including the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change;

•	the impact of significant changes to tax regulations and rates;

•	the timing of certification authorizations associated with new capital projects and the ability to construct facilities at or below estimated costs, and within estimated timeframes;

•	changes in environmental and other laws and regulations to which we are subject and environmental conditions of property that we now, or may in the future, own or operate;

•	changes in the current political environment, including the effects the Presidential administration could have on energy policy, the economy and consumer confidence;

•	possible increased federal, state and local regulation of the safety of our operations;

•	the availability and reliability of adequate technology, including our ability to adapt to technological advances, effectively implement new technologies and manage the related costs;

•	the inherent hazards and risks involved in transporting and distributing natural gas, electricity and propane;

•

the economy in our service territories or markets, the nation, and worldwide, including the impact of economic conditions (which we do not control) such as the risk and uncertainties associated with tariffs and trade wars, on demand for natural gas, electricity, propane or other fuels;

•

risks related to cyber-attacks or cyber-terrorism that could disrupt our business operations or result in failure of information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information;

•	issues relating to the implementation and effective use of technologies to support our business, including artificial intelligence;

•	adverse weather conditions, including the effects of hurricanes, ice storms and other damaging weather events;

•	customers’ preferred energy sources and our expectations regarding customer consumption;

•	industrial, commercial and residential growth or contraction in our markets or service territories;

•	the increasing concentration of our operations, investments, and growth initiatives in Florida;

•	the effect of competition on our businesses from other energy suppliers and alternative forms of energy;

•	the timing and extent of changes in commodity prices and interest rates;

•	the effect of spot, forward and futures market prices on our various energy businesses;

•	the extent of our success in connecting natural gas and electric supplies to our transmission systems, establishing and maintaining key supply sources, and expanding natural gas and electric markets;

•	the creditworthiness of counterparties with which we are engaged in transactions;

•	the capital-intensive nature of our regulated energy businesses;

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our ability to access the credit and capital markets to execute our business strategy, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

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the ability to successfully execute, manage and integrate a merger, acquisition or divestiture of assets or businesses and the related regulatory or other conditions associated with the merger, acquisition or divestiture;

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the impact on our costs and funding obligations, under our pension and other post-retirement benefit plans, of potential downturns in the financial markets, lower discount rates, and costs associated with health care legislation and regulation;

•	the ability to continue to hire, train and retain appropriately qualified personnel;

•	the availability of, and competition for, qualified personnel supporting our natural gas, electricity and propane businesses;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

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the impacts associated with a pandemic, including the duration and scope of the pandemic, the corresponding impact on our supply chains, our personnel, our contract counterparties, general economic conditions and growth, the financial markets and any costs to comply with governmental mandates; and

•	other risks and uncertainties discussed in this prospectus, any accompanying prospectus supplement and other filings with the SEC.

In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock from time to time having aggregate sales proceeds up to $225,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We intend to use the net proceeds (i) from this offering, after deducting Managers’ commission and our offering expenses and (ii) payable upon settlement of any forward sale agreement, in each case, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt or borrowings under our revolving credit facility, financing acquisitions, investing in subsidiaries and general working capital purposes. We will retain broad discretion over the use of the net proceeds from the sale of our Common Stock by us.

We will not initially receive any proceeds from any sales of shares of our Common Stock by a Forward Seller in connection with any forward sale agreement. We expect to physically settle each particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our Common Stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement if we conclude it is in our interest to do so. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our Common Stock to the relevant Forward Purchaser in certain circumstances.

The forward price that we expect to receive upon physical settlement of a particular forward sale agreement initially will be equal to the volume-weighted average of the sales prices of all borrowed shares of our Common Stock sold by the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission at a rate not to exceed 2%. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank rate less a spread to be mutually agreed to by us and the relevant Forward Purchaser and will be decreased based on amounts related to expected dividends on our Common Stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sales of any such borrowed shares of our Common Stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our Common Stock made in connection with any forward sale agreement. In addition, certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are lenders under our revolving credit facility and therefore may receive part of the net proceeds of this offering in the event any of the net proceeds is used to repay borrowings under our revolving credit facility. See “Plan of Distribution (Conflicts of Interest).”

DIVIDEND POLICY

We have paid a quarterly cash dividend on our Common Stock for 66 consecutive years. We have typically paid dividends four times a year: January, April, July, and October. Dividends are payable at the discretion of our board of directors. Future payment of dividends, and the amount of these dividends, will depend upon future earnings, cash flow, financial requirements and other factors. We cannot assure you that we will pay a dividend at any time in the future or that we will maintain or raise the level of dividends in the future. Our board of directors can elect, at any time and for an indefinite duration, not to declare dividends on our Common Stock. Indentures to certain long-term debt contain various restrictions, which limit our ability to pay dividends.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into the Distribution Agreement, dated as of September 30, 2026, with the Managers, the Forward Sellers and the Forward Purchasers under which we may issue or sell shares of our Common Stock having an aggregate sales price of up to $225,000,000 over a period of time and from time to time. The sales, if any, of shares of our Common Stock made under the Distribution Agreement, and to which this prospectus supplement relates, will be made in “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE, the existing trading market for shares of our Common Stock or sales made to or through a market maker or through an electronic communications network. In addition, shares of our Common Stock may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as we and the applicable Managers or Forward Sellers agree to in writing.

We also may sell shares of our Common Stock to one or more of the Managers, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares of our Common Stock to one or more Managers, as principal, we will enter into a separate terms agreement with such Manager or Managers, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The Distribution Agreement provides that, in addition to the issuance and sales of shares of our Common Stock by us through the Managers, we may also enter into one or more forward sale agreements under master forward confirmations we enter into with the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will use commercially reasonable efforts to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our Common Stock equal to the number of shares of our Common Stock underlying such forward sale agreement. In no event will the aggregate number of shares of our Common Stock sold through the Managers or the Forward Sellers under the Distribution Agreement have an aggregate sales price in excess of $225,000,000.

We estimate that the total expenses of this offering payable by us, excluding any commissions and expense reimbursement payable to the Managers under the Distribution Agreement, including amounts paid through the date of this prospectus supplement, will be approximately $475,000, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in connection with this offering in the future. We have agreed to reimburse each of the Managers, the Forward Sellers and the Forward Purchasers for certain of their legal expenses in certain circumstances in connection with the Distribution Agreement.

In connection with the sales of shares of our Common Stock, each of the Managers, the Forward Sellers or the Forward Purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Managers, the Forward Sellers or the Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to each of the Managers, the Forward Sellers and the Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.

Sales of shares of our Common Stock as contemplated by this prospectus supplement will be settled through The Depository Trust Company or by such other means as we and the applicable Manager or Forward Seller may agree upon.

The offer and sale of shares of our Common Stock pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of the maximum aggregate amount of shares of our Common Stock subject to the Distribution Agreement and (2) the termination of the Distribution Agreement by either us at any time with written notice or a Manager, Forward Seller or Forward Purchaser with respect to its respective obligations under the Distribution Agreement, at any time upon written notice.

Shares of our Common Stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act. If we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly notify the Managers, the Forward Sellers and the Forward Purchasers and sales of shares of our Common Stock under the Distribution Agreement will be suspended until that exemption or other exemptive provisions have been satisfied in the judgment of the Managers, the Forward Sellers, the Forward Purchasers and us.

We intend to report to the SEC at least quarterly: (1) the number of shares of our Common Stock sold through the Managers in connection with at-the-market sales as described below under “—Sales through Managers”; (2) the number of borrowed shares of our Common Stock sold by the Forward Sellers, as agents for the Forward Purchasers, in connection with forward sale agreements as described below under “—Sales through Forward Sellers”; and (3) the net proceeds received by us and the compensation paid by us to the Managers, the Forward Purchasers and the Forward Sellers in connection with transactions described in clauses (1) and (2).

Sales through Managers

From time to time during the term of the Distribution Agreement, we may enter into a transaction confirmation with one of the Managers specifying the length of the selling period, the number of shares of our Common Stock to be sold and the minimum price below which sales may not be made.

Each Manager has agreed that, upon acceptance by us of a transaction confirmation from such Manager, and subject to the terms and conditions of the Distribution Agreement, such Manager will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of our Common Stock on such terms. We or such Manager may suspend the offer and sale of our Common Stock at any time upon proper notice to the other party, upon which the selling period will immediately terminate. The obligation of each Manager under the Distribution Agreement to sell shares of our Common Stock pursuant to any transaction confirmation is subject to a number of conditions, which such Manager reserves the right to waive in its sole discretion.

Each Manager and Forward Seller will provide to us written confirmation following the close of trading on the NYSE each day in which shares of Common Stock are sold under the Distribution Agreement. Each confirmation will include the number of shares of our Common Stock sold on that day and the number of borrowed shares of our Common Stock that a Forward Seller has sold as of such day, the gross sales proceeds, the net proceeds to us (after regulatory transaction fees, if any, but before other expenses) and the compensation payable by us to the Managers.

We will pay each Manager a commission of up to 2% of the gross sales price per share for any shares of our Common Stock sold through it as an agent under the Distribution Agreement.

Settlement for sales of shares of our Common Stock will occur, unless the parties agree otherwise, on the first trading day following the date on which such sales are made in return for payment of the proceeds to us net of compensation paid by us to the Managers. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales through Forward Sellers

From time to time during the term of the Distribution Agreement, and subject to the terms and conditions set forth therein and in the related master forward confirmations, we may deliver a forward placement notice relating to a forward sale to any of the Forward Sellers and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of a forward placement notice from us requesting that such Forward Seller execute sales of borrowed shares of our Common Stock in connection with a forward sale agreement, subject to the terms and conditions of the Distribution Agreement and the applicable forward sale agreement, the affiliated Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and such Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed shares of our Common Stock on such terms to hedge such Forward Purchaser’s exposure under that particular forward sale agreement. In no event will we be party to outstanding forward sale agreements with more than one Forward Purchaser at any given time unless the related Forward Sellers would not be selling shares of our Common Stock simultaneously and the related Forward Purchasers would not be permitted to unwind their respective hedges of our shares of Common Stock on the same scheduled trading days. We or the relevant Forward Seller may immediately suspend the offer and sale of shares of our Common Stock in respect of a forward sale agreement at any time upon proper notice to the other. The obligation of the relevant Forward Seller under the Distribution Agreement to execute such sales of shares of our Common Stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed upon rate of up to 2% of the volume-weighted average of the sales prices of all borrowed shares of our Common Stock sold during the applicable forward hedge selling period by it as Forward Seller. We refer to this commission rate as the forward selling commission rate. The forward hedge selling period will be the period of consecutive trading days determined by us in our sole discretion and as specified in the relevant forward placement notice.

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission rate and (2) the volume-weighted average price per share at which the borrowed shares of our Common Stock were sold pursuant to the Distribution Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on the overnight bank rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our Common Stock during the term of the particular forward sale agreement. If the overnight bank rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a reduction of the forward sale price for such day.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our Common Stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our Common Stock underlying a particular forward sale agreement.

If we elect to physically settle any forward sale agreement, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our Common Stock underlying the particular forward sale agreement. If we elect cash settlement or net share settlement with respect to all or a portion of the number of shares of our Common Stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our Common Stock in secondary market transactions over an unwind period to:

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return shares of our Common Stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our Common Stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our Common Stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our Common Stock during the applicable unwind period in respect of a forward sale agreement is above the average forward sale price for such period, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which a particular Forward Purchaser (or its affiliate) is able to purchase (or is deemed able to purchase) shares of our Common Stock during the applicable unwind period in respect of a forward sale agreement is below the average forward sale price for such period, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference.

In connection with any cash settlement or net share settlement, we would expect the relevant Forward Purchaser or its affiliate to purchase shares of our Common Stock in secondary market transactions for delivery to third party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular forward sale agreement. In addition, the purchase of shares of our Common Stock in connection with the relevant Forward Purchaser or its affiliate unwinding the Forward Purchaser’s hedge positions could cause the price of our Common Stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our Common Stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our Common Stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”

Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by such event) and require us to physically settle on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s good faith, commercially reasonable judgment, it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because an insufficient number of shares of our Common Stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on shares of our Common Stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend) during the relevant periods, (b) payable in securities of another company that we acquire or own (directly or indirectly) in connection with a spin-off or similar transaction or (c) of any other type of securities (other than shares of our Common Stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds with respect to our Common Stock applicable to such Forward Purchaser and its affiliates are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers) as well as certain events involving our nationalization or bankruptcy or the occurrence of a delisting of shares of our Common Stock or a change in law under the forward sale agreement or a market disruption event during a specified period that continues for at least eight scheduled trading days; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement). A Forward Purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to physically settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to deliver shares of our Common Stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon an insolvency filing relating to us, each forward sale agreement then outstanding will terminate without further liability of either party. Following any such termination, we would not deliver any shares of our Common Stock and we would not receive any proceeds pursuant to the forward sale agreement. See “Risk Factors.”

Conflicts of Interest

The Forward Purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our Common Stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. In addition, the net proceeds from the sales of shares of our Common Stock in this offering may be used to repay borrowings under our revolving credit facility. Because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are expected to receive part of the net proceeds from the sales of shares of our Common Stock in connection with any forward sale agreement, and because certain Managers, Forward Sellers and Forward Purchasers (or their respective affiliates) are lenders under our revolving credit facility and therefore may receive part of the net proceeds of this offering in the event any of the net proceeds is used to repay any such borrowings, any such Manager, Forward Seller or Forward Purchaser would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such Manager, Forward Seller or Forward Purchaser or any of its affiliates receives at least 5% of the net proceeds of this offering. Any Manager, Forward Seller or Forward Purchaser deemed to have a conflict of interest would be required to conduct the distribution of shares of our Common Stock in accordance with FINRA Rule 5121. If this offering is conducted in accordance with FINRA Rule 5121, such Manager, Forward Seller or Forward Purchaser would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of our Common Stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).

Other Relationships

If we enter into a forward sale agreement with any Forward Purchaser, we expect that the affiliated Forward Seller will attempt to sell borrowed shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares of our Common Stock will be paid to the applicable Forward Purchaser. Such entity will be either a Manager or an affiliate of a Manager. As a result, a Manager or one of its affiliates will receive the net proceeds from any sale of borrowed shares of our Common Stock made in connection with any forward sale agreement.

The Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services, including the provision of credit facilities, to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. Certain of the Managers, the Forward Sellers and the Forward Purchasers (or their respective affiliates) are lenders or agents under the revolving credit facility.

In addition, in the ordinary course of their various business activities, the Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of ours or our subsidiaries, including potentially shares of our Common Stock. The Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time recommend to clients that they acquire long or short positions in such securities and instruments.

In addition, the Managers, the Forward Sellers and the Forward Purchasers and their respective affiliates may make markets in our Common Stock or other securities, in connection with which they may buy or sell, as agent or principal, for long or short account, shares of our Common Stock or in our other securities, at the same time such Manager is acting as agent pursuant to the Distribution Agreement.

No Public Offering Outside of the United States

No action has been or will be taken in any country or jurisdiction (except in the United States) that would permit a public offering of shares of our Common Stock or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or shares of our Common Stock in any jurisdiction where action for that purpose is required. Accordingly, shares of our Common Stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with shares of our Common Stock may not be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance on the report of Baker Tilly US, LLP, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of our Common Stock will be passed upon by Baker & Hostetler LLP, Orlando, Florida, and Allen Overy Shearman Sterling US LLP, New York, New York, has advised us on certain legal matters related to the forward sale agreements. Certain legal matters will be passed upon for the Managers, the Forward Sellers and the Forward Purchasers by Bracewell LLP, New York, New York. Hunton Andrews Kurth LLP, New York, New York, has advised the Forward Sellers and the Forward Purchasers with respect to the forward sale agreements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we have filed, excluding any information contained therein or attached as exhibits thereto that has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 25, 2026;

(b)	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 filed on May 6, 2026 and for the quarter ended June 30, 2026 filed on August 6, 2026;

(c)

Our definitive Proxy Statement on Schedule 14A filed on March 25, 2026 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

(d)	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on March 24, 2026 (Item 5.02), May 8, 2026, July 13, 2026, September 1, 2026 and September 29, 2026; and

(e)

The description of our Common Stock contained in Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 22, 2023, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates will automatically be deemed to be incorporated by reference in this prospectus supplement and a part of this prospectus supplement from the date of filing such documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

We will furnish to any person, including a beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to the Shareholder Services Manager, Chesapeake Utilities Corporation, 500 Energy Lane, Suite 400, Dover, Delaware 19901, toll-free telephone number: (888) 742-5275. We also maintain a website that contains additional information about us at http://www.chpk.com. Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus supplement.

You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are offering these securities only in jurisdictions where the offer is permitted.

You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates on the front pages of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Such filings are available to the public on the SEC’s website at http://www.sec.gov and on our website at http://www.chpk.com. Our website is not a part of this prospectus supplement or the accompanying prospectus, and is not incorporated herein by reference.

We have filed a registration statement, of which the accompanying prospectus is a part, and related exhibits with the SEC under the Securities Act. That registration statement contains additional information about us and our Common Stock. You may obtain a copy of the registration statement and exhibits without charge through the SEC’s website set forth above.

PROSPECTUS

Common Stock

We may offer, from time to time in one or more offerings, in amounts, at prices, and on terms that we will determine at the time of offering, shares of our common stock, par value per share $0.4867 (the “Common Stock”). We will provide the specific terms of any offering of Common Stock in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update, or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

We may sell Common Stock on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers, or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our Common Stock is listed on the New York Stock Exchange under the symbol “CPK.” The last reported sale price of our Common Stock on the New York Stock Exchange on September 28, 2026 was $127.30 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 29, 2026.

We have not authorized any dealer, salesperson, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after its date, even though this prospectus or a supplement is delivered or securities are sold on a later date.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplements include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. One can typically identify forward-looking statements by the use of forward-looking words, such as “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” “potential,” “future”, “forecast” or other similar words, or future or conditional verbs such as “may,” “will,” “should,” “would” or “could.” These statements represent our intentions, plans, expectations, assumptions and beliefs about future financial performance, business strategy, projected plans and objectives of the Company. Forward-looking statements speak only as of the date they are made or as of the date indicated and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. These statements are subject to many risks and uncertainties. In addition to the risk factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the Securities and Exchange Commission (the “SEC”). In addition to such risk factors, the following important factors, among others, could cause actual future results to differ materially from those expressed in the forward-looking statements:

•

state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and the degree to which competition enters the electric and natural gas industries;

•

the outcomes of regulatory, environmental and legal matters, including whether pending matters are resolved within current estimates and within expected timeframes, and whether the related costs are adequately covered by insurance or recoverable in rates;

•	the impact of climate change, including the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change;

•	the impact of significant changes to tax regulations and rates;

•	the timing of certification authorizations associated with new capital projects and the ability to construct facilities at or below estimated costs, and within estimated timeframes;

•	changes in environmental and other laws and regulations to which we are subject and environmental conditions of property that we now, or may in the future, own or operate;

•	changes in the current political environment, including the effects the Presidential administration could have on energy policy, the economy and consumer confidence;

•	possible increased federal, state and local regulation of the safety of our operations;

•	the availability and reliability of adequate technology, including our ability to adapt to technological advances, effectively implement new technologies and manage the related costs;

•	the inherent hazards and risks involved in transporting and distributing natural gas, electricity and propane;

•

the economy in our service territories or markets, the nation, and worldwide, including the impact of economic conditions (which we do not control) such as the risk and uncertainties associated with tariffs and trade wars, on demand for natural gas, electricity, propane or other fuels;

•

risks related to cyber-attacks or cyber-terrorism that could disrupt our business operations or result in failure of information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information;

•	issues relating to the implementation and effective use of technologies to support our business, including artificial intelligence;

•	adverse weather conditions, including the effects of hurricanes, ice storms and other damaging weather events;

•	customers’ preferred energy sources and our expectations regarding customer consumption;

•	industrial, commercial and residential growth or contraction in our markets or service territories;

•	the increasing concentration of our operations, investments, and growth initiatives in Florida;

•	the effect of competition on our businesses from other energy suppliers and alternative forms of energy;

•	the timing and extent of changes in commodity prices and interest rates;

•	the effect of spot, forward and futures market prices on our various energy businesses;

•	the extent of our success in connecting natural gas and electric supplies to our transmission systems, establishing and maintaining key supply sources, and expanding natural gas and electric markets;

•	the creditworthiness of counterparties with which we are engaged in transactions;

•	the capital-intensive nature of our regulated energy businesses;

•

our ability to access the credit and capital markets to execute our business strategy, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions;

•

the ability to successfully execute, manage and integrate a merger, acquisition or divestiture of assets or businesses and the related regulatory or other conditions associated with the merger, acquisition or divestiture;

•

the impact on our costs and funding obligations, under our pension and other post-retirement benefit plans, of potential downturns in the financial markets, lower discount rates, and costs associated with health care legislation and regulation;

•	the ability to continue to hire, train and retain appropriately qualified personnel;

•	the availability of, and competition for, qualified personnel supporting our natural gas, electricity and propane businesses;

•	the effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•

the impacts associated with a pandemic, including the duration and scope of the pandemic, the corresponding impact on our supply chains, our personnel, our contract counterparties, general economic conditions and growth, the financial markets and any costs to comply with governmental mandates; and

•	other risks and uncertainties discussed in this prospectus, any accompanying prospectus supplement and other filings with the SEC.

In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” the “Registrant,” or “Chesapeake Utilities” mean Chesapeake Utilities Corporation and its subsidiaries. When we refer to “you” or “your” in this prospectus, we mean a prospective investor in the Common Stock. When we refer to our “Certificate of Incorporation,” we mean Chesapeake Utilities Corporation’s Amended and Restated Certificate of Incorporation, and when we refer to our “Bylaws,” we mean Chesapeake Utilities Corporation’s Amended and Restated Bylaws, as amended from time to time.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Such filings are available to the public on the SEC’s website at http://www.sec.gov and on our website at http://www.chpk.com. Our website is not a part of this prospectus and is not incorporated herein by reference.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. That registration statement contains additional information about us and our Common Stock. You may obtain a copy of the registration statement and exhibits without charge through the SEC’s website set forth above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement, or other document is only a summary of the actual contract, agreement, or other document. If we have filed or incorporated by reference any contract, agreement, or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto that has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 25, 2026;

(b)	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026 filed on May 6, 2026 and for the quarter ended June 30, 2026 filed on August 6, 2026;

(c)

Our definitive Proxy Statement on Schedule 14A filed on March 25, 2026 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

(d)

Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on March 24, 2026 (Item  5.02), May  8, 2026 (Item 5.07), July  13, 2026, September  1, 2026 and September 29, 2026; and

(e)

The description of our Common Stock contained in Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on February 22, 2023, including any amendment or report filed for the purpose of updating the description.

Any documents we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

We will furnish to any person, including a beneficial owner, to whom a copy of this prospectus is delivered without charge, upon written or oral request, a copy of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents). Requests for copies of documents should be directed to the Shareholder Services Manager, Chesapeake Utilities Corporation, 500 Energy Lane, Suite 400, Dover, Delaware 19901, toll-free telephone number: (888) 742-5275. We also maintain a website that contains additional information about us at http://www.chpk.com. Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are offering these securities only in states where the offer is permitted.

You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front pages of these documents.

THE COMPANY

Chesapeake Utilities Corporation is a Delaware corporation formed in 1947 with operations primarily in Florida, the Mid-Atlantic region, North Carolina, South Carolina, and Ohio. We are an energy delivery company engaged in the distribution of natural gas, electricity and propane, the transmission of natural gas, the generation of electricity and steam, and in providing mobile compressed natural gas and other energy-related services to our customers.

Our growth strategy focuses on three pillars: (i) prudent capital deployment; (ii) strategic regulatory management and (iii) continual business transformation. Our first pillar, prudent capital deployment, is driven by numerous growth opportunities including the continued investment and expansion of the Company’s regulated operations (both midstream and downstream) that provide a stable base of earnings, as well as investments in other related non-regulated businesses and services including sustainable investments, such as renewable natural gas related investments. Our second pillar, strategic regulatory management, ensures that we are able to engage in cost-effective system improvements that meet growing customer demand for safe, reliable and affordable energy. Lastly, our third pillar, continual business transformation, remains key to our future success as we continue to build and refine systems and processes to support us through our ongoing growth transformation and for years to come. Growing demand for energy delivery is the force that drives and guides our capital deployment, regulatory strategy and business transformation efforts. Serving this demand has been a driver of our long-standing track record and will be the basis for our ability to achieve our future earnings growth and investment targets.

Corporate Information

Our principal executive office is located at 500 Energy Lane, Suite 400, Dover, Delaware 19901, and our telephone number is (302) 734-6799.

Our website address is www.chpk.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our Common Stock involves risks. You should read carefully the risks and uncertainties described in the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus, as such factors may be updated or supplemented by our other periodic reports that we will file in the future with the SEC, in addition to the other information set forth or incorporated by reference in this prospectus or the accompanying prospectus supplement, before making an investment decision. Also, these risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of our Common Stock will be added to our general corporate funds and may be used for general corporate purposes including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of Common Stock, par value $0.4867 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of Chesapeake Utilities. Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our Common Stock is not subject to redemption by us.

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Shares of preferred stock may be issued by us from time to time, by authorization of the Board of Directors and without the necessity of further action or authorization by our stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional, or other special rights and qualifications as the Board of Directors may, in its discretion, determine, including, but not limited to: (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividend rights, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) our right, if any, to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, that the stockholders of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of Chesapeake Utilities; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by us of, our Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of Chesapeake Utilities.

Certificate of Incorporation Provisions Relating to a Change in Control

Under our Certificate of Incorporation, the affirmative vote of not less than 75 percent of the total voting power of all outstanding shares of our capital stock is required to approve a merger or consolidation of Chesapeake Utilities with, or the sale of substantially all of our assets or business to, any other corporation (other than a corporation 50 percent or more of the common stock of which is owned by us), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5 percent or more of the outstanding shares of our Common Stock, unless the transaction is approved by our Board of Directors prior to the acquisition by such corporation or its affiliates of ownership or control of 5 percent or more of the outstanding shares of our Common Stock. In addition, the Board of Directors is divided into three classes, with members of each class holding office for staggered terms. As approved by our stockholders at the 2025 Annual Meeting of Stockholders, the Board of Directors will be declassified at the 2028 Annual Meeting of Stockholders, at which time all directors will be elected annually. Directors elected at the 2026 Annual Meeting of Stockholders and the 2027 Annual Meeting of Stockholders will serve terms that expire at the 2028 Annual Meeting of Stockholders. The supermajority voting requirement for certain mergers and consolidations may have the effect of delaying, deferring, or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of the stockholders of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to any applicable prospectus supplement as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act; or

•	through a combination of any such methods of sale.

The name of any underwriter or agent involved in the offer and sale of such securities will be included in the applicable prospectus supplement.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The distribution of securities offered pursuant to any applicable prospectus supplement may occur:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may designate underwriters or agents to solicit purchases of shares of our Common Stock for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at-the-market offerings.” We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement may provide that any shares of our Common Stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our Common Stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares. We will describe any such activities in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best-efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the applicable prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions, or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain, or otherwise affect the price of such securities. We will describe any such activities in the applicable prospectus supplement. During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction, or other process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares of our Common Stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares of our Common Stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the applicable prospectus supplement. Likewise, the aggregate principal amount of the securities sold pursuant to delayed delivery contracts will not be less or more than the respective amounts stated in the applicable prospectus supplement. We may make delayed delivery contracts with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Delayed delivery contracts will always be subject to our approval. Delayed delivery contracts will not be subject to any conditions except the following:

(a)

The purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

(b)

If the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.

Certain of the underwriters or their affiliates may, but will not necessarily, be customers of, engage in transactions with or perform services for us or one or more of our subsidiaries in the ordinary course of our or their business. It is also possible that certain of the underwriters or their affiliates may be affiliates of banking institutions or other financial services firms with which we or one or more of our subsidiaries has a pre-existing business relationship.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance on the report of Baker Tilly US, LLP, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of our Common Stock will be passed upon by Baker & Hostetler LLP, Orlando, Florida. Any underwriters, dealers, or agents may also be advised about other legal matters relating to any offering of the securities made pursuant to this prospectus by their own counsel, which will be named in the applicable prospectus supplement.

CHESAPEAKE UTILITIES CORPORATION

Up to $225,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Barclays

Citizens Capital Markets

Ladenburg Thalmann

Morgan Stanley

RBC Capital Markets

TD Securities

September 30, 2026